SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 23, 2006
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
Summary of Amendment to Richard M. Adams’ Employment Contract
     United Bankshares, Inc. (the “Company”) entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract. This contract was amended in November 2002, to extend the initial term of the contract through March 31, 2008, with the provision for additional one (1) year term extensions by the Executive Committee with the approval of Mr. Adams. In November 2003 and 2004, the Board of Directors of the Company extended Mr. Adams’ employment contract for an additional year until March 31, 2010.
     At its meeting on January 23, 2006, the Compensation Committee recommended to the Board of Directors that Mr. Adams’ employment contract be extended for an additional year until March 31, 2011. The Board of Directors approved this recommendation at its meeting on January 23, 2006.
Item 8.01. Other Events
     At its meeting on January 23, 2006, the Nominating and Governance Committee recommended to the Board of Directors the following amendments to its charter:
▪	To change the name of the committee to the “Governance and Nominating Committee”.

▪	To add to the Responsibilities of the Committee, the activity of approving annual director nominees for and any subsequent changes in the subsidiary banks’ boards.
     The Board of Directors approved this recommendation at its meeting on January 23, 2006. The amended charter for the Governance and Nominating Committee is available on the corporate website under Policies at “www.ubsi-wv.com”.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	January 27, 2006	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and
Chief Financial Officer